EXHIBIT 99.1
ECHOSTAR PLACES $1.5 BILLION IN SENIOR NOTES
ENGLEWOOD, Colo., Jan. 19, 2006 — EchoStar Communications Corporation (NASDAQ: DISH) today announced that its subsidiary, EchoStar DBS Corporation, has priced an offering of $1.5 billion aggregate principal amount of senior debt securities. The debt securities will be issued as 7-1/8% Senior Notes due 2016. The proceeds of the offering will be used to redeem EchoStar DBS Corporation’s outstanding 9-1/8% Senior Notes due 2009 as well as for other general corporate purposes.

The sale of the Notes is expected to close on Feb. 2, 2006, subject to customary conditions.

EchoStar DBS Corporation placed the Notes in a private transaction under Rule 144A under the Securities Act. The Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in EchoStar Communication Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its most recent quarterly report on Form 10-Q. The forward-looking statements speak only as of the date made, and EchoStar Communications Corporation expressly disclaims any obligation to update these forward-looking statements.

About EchoStar

EchoStar Communications Corporation (NASDAQ: DISH) serves more than 12 million satellite TV customers through its DISH Network, the fastest growing U.S. provider of advanced digital television services in the last six years. DISH Network offers hundreds of video and audio channels, Interactive TV, HDTV, sports and international programming, together with professional installation and 24-hour customer service. Visit EchoStar’s DISH Network at www.dishnetwork.com or call 1-800-333-DISH (3474).

Investor Relations Contact: Jason Kiser, 303-723-2210, jason.kiser@echostar.com Press Contact: Mark Lumpkin, 720-514-5351, press@echostar.com